INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration
Statement No. 333-102588 of Oppenheimer Principal Protected Trust on Form
N-1A of our report dated September 22, 2003, appearing in the Statement of
Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the
Statement of Additional Information and "Financial Highlights" in the
Prospectus, which is also part of such Registration Statement.

We also consent to the incorporation by reference in this Post-Effective
Amendment No. 2 to Registration Statement No. 333-102588 of Oppenheimer
Principal Protected Trust on Form N-1A of our report on the Oppenheimer Main
Street Fund dated September 22, 2003 appearing in the Oppenheimer Main Street
Fund's Annual Report to Shareholders for the year ended August 31, 2003, in the
Statement of Additional Information which is part of such Registration
Statement.

/s/ Deloitte & Touche LLP
-----------------------------
Deloitte & Touche LLP

Denver, Colorado
October 20, 2003